SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 8, 2003

Arch Wireless, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14248	31-1358569
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 West Park Drive, Suite 250, Westborough, Massachusetts	01581
(Address of Principal Executive Offices)	(Zip Code)

                                     Registrant’s telephone number, including area code: (508) 870-7600

Item 9.     Regulation FD Disclosure
                 (Information furnished pursuant to Item 12, "Disclosure of Results of Operations and Financial
                 Condition").

        In the tables attached to the press release issued by Arch Wireless, Inc. on May 8, 2003 to announce its financial results for the quarter ended March 31, 2003, Arch reported total operating expenses of $147,749,000 and operating income of $17,004,000 for the three month ended March 31, 2003. The press release was attached as Exhibit 99.1 to Arch’s Current Report on Form 8-K furnished to the Securities and Exchange Commission on May 9, 2003.

        Arch subsequently discovered that the total operating expenses and operating income for the three months ended March 31, 2003 reported in the press release were typographical errors, although each individual line item comprising total operating expenses was correctly listed. For the three months ended March 31, 2003, the correct amount of total operating expenses was $148,797,000 and the correct amount of operating income was $15,956,000. On May 13, 2003, Arch filed a Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, which contained the correct information.

        A corrected copy of Arch’s May 8, 2003 press release, with the proper total operating expenses and operating income for the three months ended March 31, 2003, is attached as Exhibit 99.1 to this Form 8-K/A.

        In accordance with the procedural guidance in SEC Release No. 33-8216, the information in this Form 8-K/A and the Exhibit attached hereto is being furnished under “Item 9. Regulation FD Disclosure” rather than under “Item 12. Disclosure of Results of Operations and Financial Condition.” The information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2003	ARCH WIRELESS, INC. By: /s/ J. Roy Pottle —————————————— Name: J. Roy Pottle Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No. 99.1	Description Corrected copy of press release of Arch Wireless, Inc. dated May 8, 2003